November 10, 2004



The South Financial Group, Inc.
102 South Main Street
Greenville, SC 29601

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to The South Financial Group, Inc. (the "Corporation") in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") providing for the registration under the Securities Act of 1933, as amended (the "Act"), of up to $750,000,000 aggregate initial offering price of:

     (a) shares of common stock, $1.00 par value, of the Corporation (the "Common Stock");

     (b) shares of preferred stock of the Corporation (the "Preferred Stock"), which may be issued in the form of depositary shares (the "Depositary Shares") evidenced by depositary receipts (the "Depositary Receipts");

     (c) senior debt securities (the "Senior Debt Securities"), subordinated debt securities (the "Subordinated Debt Securities") and junior subordinated debt securities (the "Junior Subordinated Debt Securities," together with the Senior Debt Securities and Subordinated Debt Securities, the "Debt Securities") of the Corporation;

     (d) warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares of the Corporation (the "Warrants"); (e) contracts to purchase or sell (i) Debt Securities, Common Stock, Preferred Stock or Depositary Shares of the Corporation, (ii) securities of an entity affiliated or unaffiliated with the Corporation, a basket of such securities, an index or indices of such securities or any combination of the securities listed in clauses (i) and (ii) of this paragraph;
          (iii) currencies or (iv) commodities (the "Purchase Contracts");

     (f) units ("Units"), which are comprised of one or more of the Securities, as defined below, or undivided interests in those Securities in any combination;

     (g) trust preferred securities of TSFG Capital Trust A, TSFG Capital Trust B, TSFG Capital Trust C and TSFG Capital Trust D (the "Trust Preferred Securities") representing an undivided preferred beneficial interest in the assets of TSFG Capital Trust A, TSFG Capital Trust B, TSFG Capital Trust C and TSFG Capital Trust D, respectively, each of which is a Delaware statutory trust (each, a "Trust" and, collectively, the "Trusts"), and debt securities of the Trusts issuable in lieu of cash in connection with the Trust Preferred Securities (the "Trust Debt Securities");


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November 10, 2004
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     (h)  guarantees by the Corporation, on a junior subordinated basis, of the payment of distributions and the redemption or liquidation price of the Trust Preferred Securities and amounts due under the Trust Debt Securities (the "Trust Securities Guarantees");

     (i) senior debt securities of TSFG Capital A, LLC, TSFG Capital B, LLC, TSFG Capital C, LLC and TSFG Capital D, LLC (the "LLC Debt Securities"), each of which is a Delaware limited liability company (each, an "LLC" and, collectively, the "LLCs"); and

     (j) guarantees by the Corporation, on a junior subordinated basis, of the payment of principal and interest on the LLC Debt Securities (the "LLC Debt Securities Guarantees").

We refer to the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Units, Trust Preferred Securities, Trust Debt Securities, Trust Securities Guarantees, LLC Debt Securities and LLC Debt Securities Guarantees collectively as the "Securities." We refer to the Corporation, the Trusts and the LLCs collectively as the "Registrants."

         In rendering this opinion letter, we have examined the Corporation's Articles of Incorporation, as amended, the Corporation's Bylaws, as amended, and reviewed certain records of the Corporation's corporate proceedings and the Registration Statement, including the prospectus and exhibits constituting a part of the Registration Statement. We have made such other investigation of law and fact as we have deemed necessary in order to enable us to render this opinion letter. With respect to matters of fact, we have relied upon information provided to us by the Corporation with no further investigation. With respect to all examined documents, we have assumed the due authorization, execution, authentication and delivery by all persons parties thereto, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as copies and the accuracy and completeness of the information contained therein.

         Based on the foregoing and subject to the comments, limitations and qualifications set forth below, we are of the following opinion:

          (1) Common Stock. When (a) appropriate action has been taken by the Corporation to authorize the issuance and sale of shares of its Common Stock and (b) certificates evidencing such shares of Common Stock have been duly executed by duly authorized officers of the Corporation, countersigned (if applicable) by the appropriate transfer agent or registrar, as the case may be, and issued and delivered against payment of the consideration therefor as determined by appropriate

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November 10, 2004
Page 3

                   action of the Corporation (assuming that the consideration so received has a value not less than the par value of such shares of Common Stock and that a sufficient number of shares of Common Stock are authorized and available for issuance), all in accordance with such action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

          (2) Preferred Stock. When (a) appropriate action has been taken by the Corporation (i) to authorize the issuance and sale of a series of Preferred Stock, (ii) to establish the terms thereof so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, (iii) to authorize and approve the form, terms, execution and delivery of certificates evidencing the Preferred Stock of such series, and (iv) to authorize and approve the form, terms, execution and delivery of an amendment to the Corporation's Articles of Incorporation with respect to the Preferred Stock of such series (the "Amendment") and the filing thereof with the Secretary of State of the State of South Carolina (the "Secretary of State"); (b) the Amendment (as so authorized and approved) has been duly executed and acknowledged by duly authorized officers of the Corporation and duly filed with the Secretary of State and shall have become effective; and (c) certificates evidencing the Preferred Stock of such series (in such form and with such terms) have been duly executed by duly authorized officers of the Corporation, countersigned (if applicable) by the appropriate transfer agent or registrar, as the case may be, and issued and delivered against payment of the consideration therefor as determined by appropriate action of the Corporation (assuming that the consideration so received has a value not less than the par value of such shares of Preferred Stock and that a sufficient number of shares of Preferred Stock are authorized and available for issuance), all in accordance with such action, such Preferred Stock will be validly issued, fully paid and nonassessable.

          (3) Debt Securities. When (i) the terms of the applicable Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture filed as an exhibit to the Registration Statement and (ii) the applicable Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the applicable indenture filed as an exhibit to the Registration Statement, against delivery of the applicable consideration, the Debt Securities so issued will constitute valid and legally binding obligations of the Corporation, except that
                   (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights or remedies generally, (B) the remedy of specific performance and injunctive and other forms of

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Page 4

                   equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (C) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon a default may be limited in certain circumstances.

          (4) Depositary Shares. When (i) the Corporation enters into a deposit agreement relating to the Depositary Shares with a depositary (the "Depositary") that conforms in all material respects to the description thereof in the Registration Statement and is governed by the laws of the State of New York (the "Deposit Agreement"), (ii) the Deposit Agreement has been duly executed and delivered by each of the parties thereto, (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement, (iv) the shares of Preferred Stock underlying the Depositary Shares have been validly issued, fully paid and delivered to the Depositary against the delivery of the applicable consideration, and (v) the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the Deposit Agreement and issued against deposit of the shares of Preferred Stock as contemplated by the Registration Statement and the Deposit Agreement, the Depositary Receipts evidencing the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement, except that (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights or remedies generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

          (5) Warrants. When (i) the Corporation enters into a warrant agreement relating to the Warrants that conforms in all material respects to the description thereof in the Registration Statement and is governed by the laws of the State of New York (the "Warrant Agreement"), (ii) the Warrant Agreement has been duly executed and delivered by each of the parties thereto, (iii) the terms of the Warrants, including the underlying Securities relating thereto, and of their issuance and sale have been duly established in conformity with the Warrant Agreement, and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold, against the delivery of the applicable consideration, the Warrants will constitute valid and legally binding obligations of the Corporation, except that (A) the enforceability thereof may be subject to

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November 10, 2004
Page 5

                   bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights or remedies generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (6) Purchase Contracts. When (i) the Corporation enters into the Purchase Contracts that conform in all material respects to the description thereof in the Registration Statement and are governed by the laws of the State of New York, (ii) the Purchase Contracts have been duly executed and delivered by each of the parties thereto, (iii) the terms of the Purchase Contracts and the underlying Securities relating thereto and their issuance and sale have been duly established, and (iv) the Purchase Contracts have been issued and sold, against delivery of the applicable consideration, the Purchase Contracts will constitute valid and legally binding obligations of the Corporation, except that (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights or remedies generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (7) Units. When (i) the Corporation establishes the Units, including the component Securities contained therein, and the documents evidencing and used in connection with the issuance and sale of Units, including the component Securities contained therein, which documents conform in all material respects to the description thereof in the Registration Statement and are governed by the laws of the State of New York (the "Unit Documents"), (ii) the Units and Unit Documents have been duly executed and delivered by each of the parties thereto in accordance with their respective terms and provisions, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Documents, and (iv) and the Units have been issued and sold as contemplated in the Unit Documents, against delivery of the applicable consideration, the Units will constitute valid and legally binding obligations of the Corporation, except that (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights or remedies generally, (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and

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November 10, 2004
Page 6

                  to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (C) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon a default may be limited in certain circumstances.

         (8) Trust Securities Guarantees. When (i) the guarantee agreement relating to the Trust Securities Guarantees (the "Trust Securities Guarantee Agreement") has been duly executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, (ii) the amended and restated trust agreement relating to the issuance of Trust Preferred Securities and Trust Debt Securities by such Trust (the "Amended and Restated Trust Agreement") has been duly authorized, executed and delivered by each of the parties thereto, substantially in the form filed as an exhibit to the Registration Statement, (iii) the terms of the corresponding Junior Subordinated Debt Securities or LLC Debt Securities and of their issuance and sale have been duly authorized and established in conformity with the applicable indenture filed as an exhibit to the Registration Statement, and the Junior Subordinated Debt Securities or LLC Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and issued and sold to such Trust as contemplated in the Registration Statement,
                  (iv) the terms of the Trust Preferred Securities and the Trust Debt Securities and of their issuance and sale by such Trust have been duly established in conformity with the Trust's Amended and Restated Trust Agreement, and (v) the Trust Preferred Securities and Trust Debt Securities have been duly executed, authenticated and issued and sold in accordance with the Amended and Restated Trust Agreement, against payment of the applicable consideration, and constitute legal and valid obligations of the applicable Trust, the Trust Securities Guarantee relating to the Trust Preferred Securities and Trust Debt Securities of such Trust will constitute valid and legally binding obligations of the Corporation, except that
                  (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights or remedies generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

         (9) LLC Debt Securities Guarantees. When (i) the terms of the corresponding LLC Debt Securities and of their issuance and sale have been duly established in conformity with the applicable indenture filed as an exhibit to the Registration Statement and (ii) the LLC Debt Securities and LLC Debt Securities Guarantee have been duly executed and authenticated in accordance with the applicable indenture and issued and sold to a Trust as contemplated in the Registration Statement, against payment of the applicable consideration, the LLC Debt

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                  Securities Guarantees will constitute valid and legally
                  binding obligations of the Corporation, except in each case that (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights or remedies generally, (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and (C) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon a default may be limited in certain circumstances.

          In connection with the opinions expressed above, we have assumed that
(i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (iv) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by each applicable Registrant and the other party or parties thereto, (v) the due organization and valid existence of each of the Registrants, (vi) the form, terms, execution, issuance, delivery, sale and performance of each of the Securities, the indentures, the Deposit Agreement, the Warrant Agreement, the Purchase Contracts, the Unit Documents, the Trust Securities Guarantee Agreements and the LLC Debt Securities Guarantee Agreements have been duly authorized by each of the issuers thereof or parties thereto, including the Registrants, and will not breach, conflict with or constitute a violation of (x) the articles of incorporation, by-laws or any other charter or governing document of any such person, (y) any law or governmental rule or regulation or
(z) any order, writ, injunction, judgment or decree, or agreement, instrument or document to which any such person was or is bound or subject or by which any of its properties was or is bound, (vii) the applicable indenture(s) and/or the applicable trust agreements or guarantee agreements, as the case may be, will have been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and duly executed by a trustee duly qualified under the

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Page 8

Trust Indenture Act, (viii) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, and (ix) any Securities underlying any other Securities will have been duly authorized..

          This opinion letter is limited to matters governed by the laws of the States of South Carolina and New York. With respect to matters of New York law, we have relied upon the opinion letter dated November 10, 2004, of Cahill
Gordon & Reindel LLP, and our opinion letter is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion letter of Cahill Gordon & Reindel LLP. We express no opinion with regard to any matter which may be (or which purports to be) governed by the laws of any other state or jurisdiction. In addition, we express no opinion with respect to any matter arising under or governed by the South Carolina Uniform Securities Act, as amended.

         This opinion letter speaks only as of its date and we expressly disclaim any obligation to update this opinion letter in the event of any change in law or fact after the date of this letter.

         This opinion letter is rendered solely for your benefit in connection with the offer and sale of the Securities and may not be relied upon, quoted or used by any other person or entity or for any other purpose without our prior written consent.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement relating to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended or the rules and regulations promulgated thereunder.

                              Sincerely,


                              WYCHE, BURGESS, FREEMAN & PARHAM, P.A.

                              /s/ Wyche, Burgess, Freeman & Parham, P.A.